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                                                                    EXHIBIT 10.3


                      MEMBERSHIP INTEREST PLEDGE AGREEMENT


        This MEMBERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") is made and entered into as of this 30th day of August 2000, by and among Sizzler International, Inc., a Delaware corporation (the "Company"), and FFPE Holding Company, Inc., a Delaware corporation (the "Pledgor").

                                 R E C I T A L S

        A. The Company, Pledgor, S & C Company, Inc., a California corporation (the "Old Company"), the shareholders and certain principals of the Old Company, FFPE, LLC, a Delaware limited liability company (the "New Company"), and the members of the New Company are parties to the Amended and Restated LLC Membership Interest Purchase Agreement dated August 21, 2000 (the "Purchase Agreement"), pursuant to which the Company is purchasing and acquiring from Pledgor 82 units of the New Company, which units represent 82% of the outstanding membership interests in the New Company. All capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Purchase Agreement.

        B. Immediately after the consummation of the transactions contemplated by the Purchase Agreement, Pledgor shall continue to hold 18 units of the New Company, which units represent 18% of the outstanding membership interests in the New Company (the "Retained Units").

        C. As security for Pledgor's performance of all of its indemnification obligations, whether joint or several, under Article VII of the Purchase Agreement (the "Secured Obligations"), Pledgor has agreed to grant the Company a first priority security interest in all of the Retained Units, all on the terms and subject to the conditions of this Agreement.

                                A G R E E M E N T

        In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

        1.     GRANT OF SECURITY INTEREST.

               1.1 PLEDGE OF RETAINED UNITS. Pledgor hereby grants in favor of the Company a security interest in, and does hereby pledge and hypothecate to the Company, and deposit with the Company, as security for the Secured Obligations, the Retained Units. The certificate evidencing the Retained Units is accompanied by instruments of assignment in the form attached as Attachment 1 hereto, duly executed in blank by Pledgor and is being delivered concurrently herewith to the Company.

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               1.2 SUBSTITUTION OF COLLATERAL. Pledgor shall have the right to require the Company to release any or all of the Retained Units to Pledgor upon such time that Pledgor has deposited in immediately available funds with the Company an amount equal to the greater of (i) the proceeds from a permitted sale of the Retained Units, or (ii) the Fair Value (as defined in the Warrant dated as of the date hereof, executed by the Company in favor of FFPE Holding Company, Inc., a Delaware corporation) of the Retained Units to be released to Pledgor (in either case, the "Cash Deposit"). As soon as possible after Pledgor has made the Cash Deposit, the Company shall hold the Cash Deposit and release the Retained Units so paid for. The Cash Deposit, together with any and all remaining Retained Units, shall thereafter secure, or continue to secure, the Secured Obligations. The Company shall have the same recourse against the Cash Deposit as it would have had against the Retained Units so paid for, and Pledgor shall have the same rights in and to the Cash Deposit as it otherwise would have had with respect to the Retained Units so paid for.

        2. OWNERSHIP RIGHTS OF PLEDGOR. The Company shall hold the Retained Units for the period hereinafter specified, but all of the Retained Units shall be registered on the books of the New Company in the name of Pledgor. All dividends of the New Company in cash or other property declared with respect to the Retained Units shall be paid directly to the Pledgor so long as there is no Event of Default (as defined in Section 4, below). Any dividends in units or other securities of the New Company or shares otherwise issuable with respect to or as replacements of the Retained Units shall be delivered directly to the Company to be held as a part of the pledge. Pledgor shall retain the right to vote its Retained Units so long as there is no Event of Default.

        3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants that its Retained Units constitute duly and validly issued, fully paid and nonassessable units of membership interest in the New Company and are duly and validly pledged with the Company in accordance with applicable law, and that Pledgor will defend the Company's security interest in and to its Retained Units against the claims and demands of all persons whomsoever relating to such Retained Units. Pledgor further represents and warrants to the Company that at the time its Retained Units are deposited in pledge with the Company, all of such Retained Units shall be free and clear of all claims, mortgages, pledges, liens, encumbrances and restrictions of every nature whatsoever, except for (a) any encumbrances arising out of the Purchase Agreement, and (b) any restrictions upon sale and distribution imposed by state or federal securities laws. These representations and warranties, and each of them, shall be deemed to be continuing under this Agreement.

        4.     DEFAULT

               4.1 RIGHTS OF SECURED PARTY UPON DEFAULT. Upon an Event of Default, The Company may, without demand or other notice of any kind, at its option:

                      (a) DISPOSAL OF RETAINED UNITS. Sell, lease, or otherwise dispose of the Retained Units at a public or private sale, with or without having such Retained Units at the place of sale, and upon terms and in such manner as the Company may reasonably determine and the Company may purchase the Retained Units at any such public sale and credit bid all or any part of the Secured
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Obligations then outstanding; provided, however, that notwithstanding any provision to the contrary in the Uniform Commercial Code, as adopted in the State of California, the Company shall give Pledgor not less than 10 business days notice of the date on which any public sale or private sale will be held; and

                      (b) BUSINESS AND COMMERCE CODE REMEDIES. Exercise all the rights and remedies afforded a secured party by the Uniform Commercial Code, as adopted in the State of California.

               4.2 EVENTS OF DEFAULT. An "Event of Default" shall occur with respect to Pledgor upon the happening of any of the following events:

                      (a) BREACH OF OBLIGATIONS. A breach or default under
Article VII of the Purchase Agreement;

                      (b) DEFAULT UNDER THIS AGREEMENT. Any material breach by Pledgor under this Agreement which is not cured within 30 days after written notice from the Company specifying the same;

                      (c) ATTACHMENT. The levy of, or any attachment, execution or other process against, the Retained Units owned by Pledgor, which is not released within 90 days after the levy thereof; or

                      (d) BANKRUPTCY. The general assignment for the benefit of the Company, or the filing of any petition in bankruptcy or for relief under the provisions of the Federal Bankruptcy Act, by or against Pledgor or the Company, unless such petition is dismissed within 90 days after such petition is filed; or the appointment of a receiver by any court, whether permanent or temporary, for all or substantially all of Pledgor's (or the New Company's) property, unless such receiver is removed within 90 days after such receiver is appointed.

        5. COVENANTS OF PLEDGOR. Until this Agreement has been terminated pursuant to Section 6, below, Pledgor covenants and agrees that it shall:

               (a) INFORMATION AFFECTING RETAINED UNITS. Promptly notify the Company of any attachment or other legal process levied against any of the Retained Units and any information received by Pledgor relative to the Retained Units which may in any way affect the value of such Retained Units or the rights and remedies of the Company in respect thereto;

               (b) EXECUTION OF DOCUMENTS. Execute any and all documents and do all other things reasonably requested by the Company as necessary or appropriate to perfect the security interest in the Retained Units. Pledgor hereby appoints the Company as Pledgor's attorney-in-fact to do, at the Company's option and at Pledgor's expense, all acts and things which the Company may



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reasonably deem necessary or desirable to perfect and continue the perfection and priority of the security interest hereby created; and

               (c) SALES OR ENCUMBRANCES. Not sell, convey, retire or otherwise dispose of all or any of the Retained Units or any interest therein, beneficial or otherwise, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever in or with respect to any of the Retained Units or the proceeds thereof, other than that created hereby, without on or before the effective time of such sale paying all outstanding amounts of the secured indebtedness.

        6.     TERMINATION; RETURN OF RETAINED UNITS. The pledge of the
Retained Units shall terminate upon the satisfaction or termination, whichever is the first to occur, of all of the Secured Obligations; provided, however, immediately prior to any purchase of Retained Units by the Company from Pledgor pursuant to that certain Put Option Agreement (Tamara Sarkisian-Celmo), the pledge of the Retained Units so purchased shall terminate. Upon a termination of the pledge created hereby, this Agreement and all provisions hereof shall terminate and the Company shall return all of the Retained Units, as well as such incidental property and cash as are then held in pledge by The Company which have not been used or applied toward the payment or satisfaction of such liabilities.

        7.     MISCELLANEOUS.

               7.1 REMEDIES CUMULATIVE. The remedies provided herein in favor of the Company shall not be deemed exclusive but shall be cumulative and shall be in addition to all of the remedies in favor of The Company existing at law or in equity.

               7.2 EXECUTION OF ENDORSEMENTS, ASSIGNMENTS. Upon the occurrence of a Default, the Company shall have the right for and in the name, place and stead of Pledgor to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Retained Units.

               7.3 WAIVER OF RIGHTS, MODIFICATION OF AGREEMENT. No delay on the part of the Company in exercising any of the Company's options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Agreement may be changed, waived, modified or varied in any manner orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, modification or variation is sought.

               7.4 NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given in the manner set forth in the Credit Agreement.

               7.5 SUCCESSORS; AGREEMENT BINDING UPON SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors or assigns.


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               7.6 APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of California.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


"PLEDGOR"                                  "PLEDGEE":

FFPE HOLDING COMPANY, INC.,                SIZZLER INTERNATIONAL, INC.,
a Delaware corporation                     a Delaware corporation



By: /s/ TAMARA SARKISIAN-CELMO            By: /s/ CHARLES L. BOPPELL
   ----------------------------               --------------------------

Title: Vice President                      Title: President and CEO
      -------------------------                  -----------------------

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